[Loan No. 04-698-610375-8]

                                   PROMISSORY NOTE

$8,646,000 (U.S.)                                      SEATTLE, WASHINGTON
                                                       MARCH 18, 1998

     FOR VALUE RECEIVED, the undersigned (individually and collectively, "Borrower"), jointly and severally, promise to pay to the order of WASHINGTON MUTUAL BANK, a Washington corporation, at its office at 1201 Third Avenue, Seattle, Washington 98101, or at such other place as the holder of this Note (hereinafter, "holder") may from time to time designate in writing, the sum of EIGHT MILLION SIX HUNDRED FORTY-SIX THOUSAND DOLLARS ($8,646,000) in lawful money of the United States, with interest thereon from the date of this Note until paid at the rate set forth below, computed on monthly balances. Interest for each full calendar month during the term of this Note shall be calculated on the basis of a 360-day year and twelve 30-day months. Interest for any partial calendar month at the beginning or end of the term of this Note shall be calculated on the basis of a 365 or 366-day year and the actual number of days in that month.

     SECTION 1. INTEREST RATE.

     The per annum interest rate hereunder (the "Note Rate") shall be seven and thirty-five one-hundredths percent (7.35%).

     SECTION 2. MONTHLY PAYMENTS.

     Beginning on May 1, 1998 and on the same day of each and every calendar month thereafter throughout the term of this Note (the "Monthly Payment Dates"), Borrower shall make monthly payments of principal and interest (the "Monthly Payment Amounts") to holder in the amount of ONE HUNDRED ONE THOUSAND NINE HUNDRED FIFTY-THREE and 94/100 DOLLARS ($101,953.94).

     SECTION 3. MATURITY.

     Unless sooner repaid by Borrower, the entire unpaid principal balance of this Note, plus all accrued but unpaid interest, and all other amounts owing hereunder or under the Security Documents (as defined in Section 7) shall be due and payable in full on April 1, 2008 (the "Maturity Date").

     SECTION 4. APPLICATION OF PAYMENTS.

     Payments shall be applied: (i) first, to the payment of accrued interest; (ii) second, at the option of holder, to the payment of any other amounts owing under this Note or secured by the Security Documents, other than accrued interest and principal, including, but not limited to advances holder may have made for taxes, assessments, insurance premiums, attorneys' fees or other charges on any property given as security for this Note and late charges due hereunder, and (iii) third, to the reduction of principal of this Note.

     SECTION 5. PREPAYMENT.

     Borrower may, upon thirty (30) days' prior written notice to holder, prepay its obligation under this Note in full or in part on any Monthly Payment Date upon payment of a premium (the "Prepayment Premium") equal to the greater of:

            (i)     The "Present Value Premium" (as hereinafter defined); and

            (ii)    Two percent (2.00%) of the amount prepaid.

Greenwood Note

     The "Present Value Premium" shall be the present value, as of the date of prepayment, of a stream of monthly interest payments for the period remaining to the Maturity Date of this Note, computed on the basis of: (i) the amount prepaid; and (ii) an interest rate equal to the amount, if any, by which (A) the Note Rate exceeds (B) the "Reinvestment Rate" (as hereinafter defined). Each of such monthly interest payments shall be discounted to present value at the "Reinvestment Rate" from the applicable Monthly Payment Date to the date of prepayment.

     The "Reinvestment Rate" shall be based on the weekly average treasury constant maturity yields reported in Publication H.15. The figures in the most recent edition of Publication H.15 available as of the prepayment date that appear in the column for the week ending immediately preceding the date of such edition shall be used for purposes of the Reinvestment Rate calculation. The Reinvestment Rate shall be the yield adjusted to constant maturities stated in Publication H.15 for the United States government security having a maturity that most closely corresponds to the Maturity Date of this Note, determined by linear interpolation between the yields reported in Publication H.15, if necessary, plus two percent (2.00%).

     Holder may, in its reasonable discretion, select an alternative source of the Reinvestment Rate if Publication H.15 ceases to be available, or if the method of calculating treasury constant maturity yield figures set forth therein changes so as to substantially impact the calculation of the Reinvestment Rate.

     Borrower expressly waives any right to prepay this Note except as provided in this Section 5. Therefore, if the maturity of this Note is accelerated for any reason, including, without limitation, the occurrence of any event of default hereunder or under the Deed of Trust (as defined in Section 7), including without limitation Section 4.13 of the Deed of Trust, or any other document that evidences or secures the repayment of this Note, then any subsequent tender of payment of this Note, including any redemption following foreclosure of the Deed of Trust, shall constitute an evasion of the restrictions on prepayment set forth herein and shall be deemed a voluntary prepayment. Accordingly, holder may impose as a condition to accepting any such tender, and may bid at any sheriff's or trustee's sale under the Deed of Trust, and/or include in any complaint for judicial foreclosure or any claim in bankruptcy, as part of the indebtedness evidenced by this Note and secured by the Deed of Trust, the Prepayment Premium that would have otherwise been payable hereunder for prepayment of this Note occurring on the date of such acceleration. The Prepayment Premium will not be payable for prepayment of this Note occurring as a result of the application of insurance and condemnation proceeds to the reduction of the unpaid principal balance of this Note.

     Borrower acknowledges that: (i) it has been advised by knowledgeable real estate counsel, (ii) it fully understands the effect of the above waiver, (iii) the making of the loan evidenced by this Note at the interest rates set forth above is sufficient consideration for such waiver, and (iv) holder would not make the loan evidenced by this Note without such waiver.

     Borrower acknowledges that any statement made by holder setting forth the amount of the Prepayment Premium shall only be binding upon holder if such statement is made in writing and that the amount of the Prepayment Premium set forth in such statement is subject to change and is valid only for the date of such statement.

     Notwithstanding the foregoing, Borrower may prepay its obligation under this Note in full or in part at any time during the sixty (60) days preceding the Maturity Date of this Note without payment of a Prepayment Premium.

     SECTION 6. LATE CHARGE.

     If any amount payable hereunder is paid more than ten (10) days after the due date thereof, Borrower promises to pay a late charge of five percent (5%) of the delinquent amount as liquidated damages for the extra expense in handling past due payments.

Greenwood Note

     SECTION 7. SECURITY.

     This Note is secured by a deed of trust, security agreement, assignment of leases and rents and fixture filing (the "Deed of Trust") of even date herewith and executed by Borrower, encumbering real property located in Arapahoe County, Colorado. The Deed of Trust and any and all other documents securing this Note are collectively referred to as the "Security Documents"; provided, however, that "Security Documents" specifically shall not mean and shall not include the certificate and indemnity agreement regarding hazardous substances being delivered concurrently herewith to holder by Borrower (the "Indemnity Agreement"). The real property and the other collateral provided for in the Security Documents are collectively referred to as the "Property".

     SECTION 8. DEFAULT: REMEDIES.

     If default is made in the payment of any amount payable hereunder when due and such default shall not have been cured within three (3) days after receipt by Borrower of written notice from holder, or if an Event of Default shall have occurred under and as defined in any of the Security Documents, then, at the option of holder, the entire indebtedness evidenced hereby shall become immediately due and payable. Upon default, and without notice or demand, all amounts owed under this Note, including all accrued but unpaid interest, shall thereafter bear interest at the rate of five percent (5%) per annum above the Note Rate (the "Default Rate") until such default is cured. Failure to exercise any option granted to holder hereunder shall not waive the right to exercise the same in the event of any subsequent default. Interest at the Default Rate shall commence to accrue upon default under this Note, including the failure to pay this Note at maturity.

     SECTION 9. ATTORNEYS' FEES.

     In the event of any default under this Note, or in the event that any dispute arises relating to the interpretation, enforcement or performance of this Note, the prevailing party shall be entitled to collect from the other party on demand all fees and expenses incurred in connection therewith, including but not limited to fees of attorneys (and legal assistants), accountants, appraisers, environmental inspectors, consultants, expert witnesses, arbitrators, mediators and court reporters. Without limiting the generality of the foregoing, the non-prevailing party shall pay all such costs and expenses incurred in connection with: (a) arbitration or other alternative dispute resolution proceedings, trial court actions and appeals; (b) bankruptcy or other insolvency proceedings of Borrower, any guarantor or other party liable for any of the obligations of this Note or any party having any interest in any security for any of those obligations; (c) judicial or nonjudicial foreclosure on, or appointment of a receiver for, any property securing this Note; (d) post-judgment collection proceedings; (e) all claims, counterclaims, cross-claims and defenses asserted in any of the foregoing whether or not they arise out of or are related to this Note or any security for this Note; (f) all preparation for any of the foregoing; and (g) all settlement negotiations with respect to any of the foregoing.

     SECTION 10. MISCELLANEOUS.

     (a) Every person or entity at any time liable for the payment of the indebtedness evidenced hereby waives presentment for payment, demand and, except as provided herein, notice of nonpayment of this Note. Every such person or entity further hereby consents to any extension of the time of payment hereof or other modification of the terms of payment of this Note, the release of all or any part of the security herefor or the release of any party liable for the payment of the indebtedness evidenced hereby at any time and from time to time at the request of anyone now or hereafter liable therefor. Any such extension or release may be made without notice to any of such persons or entities and without discharging their liability.

     (b) Each person or entity who signs this Note is jointly and severally liable for the full repayment of the entire indebtedness evidenced hereby and the full performance of each and every obligation contained in the Security Documents.

Greenwood Note

     (c) The headings to the various sections have been inserted for convenience of reference only and do not define, limit, modify, or expand the express provisions of this Note.

     (d) Time is of the essence under this Note and in the performance of every term, covenant and obligation contained herein.

     (e) This Note is made with reference to and is to be construed in accordance with the laws of the state of Colorado.

     (f) Each married person who executes this Note as a Borrower agrees that recourse hereunder can be had to his or her separate property as well as the assets of his or her marital community.

     DATED as of the day and year first above written.

                         EAGLE HARDWARE & GARDEN, INC., A WASHINGTON
                         CORPORATION

                         BY   /s/ Ronald P. Maccarone
                              -------------------------------------------------
                              RONALD P. MACCARONE
                              ITS EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL
                                  OFFICER